Exhibit 10.112

NEITHER, THE ISSUANCE AND SALE OF THE SECURITIES, REPRESENTED BY THIS CERTIFICATE, NOR, THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THOMAS A. MOORE, A REPRESENTATIVE OF THE BORROWER HEREOF WILL, BEGINNING TEN (10) DAYS AFTER THE ISSUE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). THOMAS A. MOORE MAY BE REACHED AT TELEPHONE NUMBER (609) 452 9813.

Principal Amount:	$66,667.67

Purchase Price:	$50,000

Issue Date:	August__, 2012

Maturity Date:	August__, 2013

FORM OF CONVERTIBLE PROMISSORY NOTE

– SERIES D, TRANCHE 2 –

FOR VALUE RECEIVED, ADVAXIS, INC., a Delaware corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to Dr. James Patton (the “Holder”) or order, without demand, the aggregate principal amount of SIXTY-SIX THOUSAND, SIX-HUNDRED AND SIXTY-SEVEN DOLLARS AND SIXTY-SEVEN CENTS ($66,666.67) (the “Principal Amount”), payable on August __, 2013 (the “Maturity Date”).

This Series D, Tranche 2 Note (“Note”) is one of a series of notes (the “Notes”) issued pursuant to the terms of a Note Purchase Agreement (the “Purchase Agreement”), by and between the Borrower and the Holder, dated as of August __, 2012. Unless otherwise separately defined herein, all capitalized terms used in Note shall have the same meaning as is set forth in the Purchase Agreement. The following terms shall apply to Note:

Article I
GENERAL PROVISIONS

1.1           Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article II. The Principal Amount of Note, or such portion thereof, that has not previously been converted into common stock, $0.001 par value, of the Company (the “Common Stock”) in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date.

1.2           Interest. There shall be no periodic payments of interest on this Note.

Article II
CONVERSION RIGHTS

The Holder shall have the right to convert the Principal Amount of this Note into shares of the Borrower’s Common Stock as set forth below.

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2.1           Conversion into the Borrower’s Common Stock.

(a)          Conversion Price. The conversion price in effect on any date of conversion shall be equal to $0.15, subject to adjustment herein (the “Conversion Price”). In addition, on December 1, 2012 (“Trigger Date”), if the Market Price (as defined below) is less than the Conversion Price then in effect, on the Trigger Date the Conversion Price shall be reduced to such Market Price. “Market Price” means the greater of (x) $0.085 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (y) the lesser of (A) 100% of the average of the VWAPs of the Common Stock for the 5 Trading Days period ending on the Trading Day immediately prior to the Trigger Date, as calculated pursuant to the AQR function on Bloomberg L.P. and (B) 100% of the closing bid price of the Common Stock on the Trading Day immediately prior to the Trigger Date. Additionally, if, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of the issuance of Excluded Securities.

(b)          Conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount of this Note to be converted by (y) the Conversion Price.

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(c)          Mechanics of Conversion. As a condition to effecting the conversion set forth in Section 2.1(b) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), which notice must be received by the Company at least one (1) Trading Day prior to the Maturity Date. The Notice of Conversion shall set forth the Principal Amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”); provided, however, that the Holder may not deliver to the Company a Notice of Conversion (i) until the date that the Company increases the authorized number of shares of Common Stock in such a manner as to permit the conversion, in full, of the Notes by filing a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware and (ii) for more than seventy percent (70%) of the Principal Amount of this Note as of the Issue Date of this Note prior to the Maturity Date (or such greater amount of the Principal Amount prior to the Maturity Date, as determined by the Company in its reasonable discretion, as would not as of such date of determination cause the Company to be required to issue any additional shares of Common Stock to any holder of securities of the Company as of the time immediately prior to the Issue Date (each, an “Existing Securityholder”) or result in a reduction of the conversion price or exercise price of any outstanding Convertible Security or Option, as applicable, in each case held by an Existing Securityholder as of the time immediately prior to the Issue Date). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is three (3) Trading Days after the Conversion Date (such third day being the “Share Delivery Date”)

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(d)          Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(i)          Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

(ii)         Rescission. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(e)          Adjustment. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

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(i)          Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2.3 on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.3 on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 2(e)(i) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(ii)         Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(f)          Notice of Adjustment. Upon the occurrence of an event specified in Section 2.1(e), the Borrower shall promptly mail to the Holder a notice setting forth the adjustment and setting forth a statement of the facts requiring such adjustment, provided that any additional notice requirements set forth in Section 2.1(e)(i) shall also be applicable.

(g)          Reservation of Shares. Commencing on the date that Borrower increases the authorized number of shares of Common Stock in such a manner as to permit the conversion, in full, of the Notes by filing a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware and at such time when necessary thereafter, Borrower:

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(i)          will reserve from its authorized and unissued Common Stock a sufficient amount of Common Stock to permit the full conversion of Note;

(ii)         represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable; and

(iii)        agrees that its issuance of Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of Note.

2.2           Method of Conversion. Note may be converted by the Holder, in whole or in part, as described in Section 2.1(a) hereof and the Purchase Agreement. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

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2.3           Limitations on Conversion. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Purchase Agreement.

Article III
EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make the outstanding Principal Amount plus all other amounts payable under this Note immediately due and payable in cash at the Mandatory Default Amount (as defined below), upon demand:

3.1           Failure to Pay. The Borrower fails to pay the Principal Amount or other sum due under Note when due.

3.2           Breach of Covenant. The Borrower breaches any material covenant of the Purchase Agreement or Note in any material respect and such breach, if subject to cure, continues for a period of FIFTEEN (15) Trading Days after written notice to the Borrower from the Holder.

3.3           Breach of Representations and Warranties. Any material representation or warranty of the Borrower made, in the Purchase Agreement or in any certificate delivered pursuant to the Purchase Agreement, said statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

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3.4           Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5           Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than ONE MILLION DOLLARS ($1,000,000.00) and shall remain unvacated, unbonded or unstayed for a period of FORTY-FIVE (45) days.

3.6           Bankruptcy. Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within FORTY-FIVE (45) Trading Days of initiation.

3.7           Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of ONE MILLION DOLLARS ($1,000,000.00) for more than TWENTY (20) Trading Days after notice to the Borrower from the Holder, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

3.8           Failure to Deliver Common Stock or Replacement Note. Borrower’s failure to deliver Common Stock to the Holder pursuant to and in the form required by Note within TEN (10) Trading Days after the applicable Conversion Date.

3.9           Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in this Note for more than NINETY (90) days after notice to the Borrower from the Holder.

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Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. For purposes of this Article III, “Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding Principal Amount of this Note, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of this Note, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

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Article IV
REDEMPTION RIGHTS

4.1           Optional Redemption Right. Subject to the provisions of this Article IV, at any time after the Issue Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of this Note for cash on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions (as defined below) shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note and any other Notes being redeemed at such time, (f) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Holder upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 2.3 under this Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated or abandoned, (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds $100,000 per Trading Day and (k) for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the VWAP equals or exceeds $0.20 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like).

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4.2           Right to Convert. Notwithstanding the foregoing, the Holder may elect to convert the outstanding principal amount of the Note subject to an Optional Redemption Notice pursuant to Article II at any time prior to actual payment in cash for any redemption under this Section 4 by the delivery of an irrevocable Notice of Conversion to the Company.

Article V
UNSECURED NOTE

5.1           Unsecured Note. Note is an unsecured obligation of the Borrower.

Article VI
MISCELLANEOUS

6.1           Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and either faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement or at such other address or facsimile number as a party shall furnished to the other party in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the Trading Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and/or (d) when faxed, upon confirmation of receipt.

6.3           Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of holders of a majority of the principal amount of the Notes then outstanding and any amendment to any provision of any of the Notes made in conformity with the provisions of this Section 7.3 (and such corresponding provision set forth in such other Notes) shall be binding on all holders of Notes. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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6.4           Assignability. Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

6.5           Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

6.6           Governing Law. Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of Note, whether or not such other document or agreement was delivered together herewith or was executed apart from Note.

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6.7           Construction. Each party acknowledges that its legal counsel participated in the preparation of Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of Note to favor any party against the other.

6.8           Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

6.9           Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the ____ day of August 2012.

ADVAXIS, INC.

By:
Name: Thomas A. Moore
Title: Chairman/ CEO

WITNESS:

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal amount and $_________ of the interest due, if any, on the Note issued by ADVAXIS, INC. on _____________, 2012 into shares of common stock of ADVAXIS, INC. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock: ___________________________________________

Shares to Be Delivered:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 2.3 of the Note.

Signature:

Print Name:

Address: